    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2003

                                                      Registration No. 333-81668
                                                      Registration No. 333-53598
                                                      Registration No. 333-71647
                                                      Registration No. 333-70701
                                                      Registration No. 333-42887
                                                      Registration No. 033-63013
                                                      Registration No. 033-63015
                                                      Registration No. 033-69174
                                                      Registration No. 033-37312
================================================================================




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                  FORM S-8 REGISTRATION STATEMENT NO. 333-81668
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                  FORM S-8 REGISTRATION STATEMENT NO. 333-53598
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                  FORM S-8 REGISTRATION STATEMENT NO. 333-71647
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                  FORM S-8 REGISTRATION STATEMENT NO. 333-70701
                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                  FORM S-8 REGISTRATION STATEMENT NO. 333-42887
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                  FORM S-8 REGISTRATION STATEMENT NO. 033-63013
                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                  FORM S-8 REGISTRATION STATEMENT NO. 033-63015
                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                  FORM S-8 REGISTRATION STATEMENT NO. 033-69174
                        POST-EFFECTIVE AMENDMENT NO. 4 TO
                  FORM S-8 REGISTRATION STATEMENT NO. 033-37312

                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


                                  BIOGEN, INC.
             (Exact name of registrant as specified in its charter)

          MASSACHUSETTS                                         04-3002117
 (State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)


                               14 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 679-2000
               (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                        1982 INCENTIVE STOCK OPTION PLAN
                      1985 NON-QUALIFIED STOCK OPTION PLAN
                        1987 SCIENTIFIC BOARD OPTION PLAN
                             1987 STOCK OPTION PLAN
                   1994 EUROPEAN EMPLOYEE STOCK PURCHASE PLAN
                           EXECUTIVE STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                                  SAVINGS PLAN
                             (Full Titles of Plans)




                             THOMAS J. BUCKNUM, ESQ.
                   EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL
                                  BIOGEN, INC.
                               14 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 679-2000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                                 ---------------




================================================================================

                       DEREGISTRATION OF UNSOLD SECURITIES

     These Post-Effective Amendments relate to the following Registration Statements on Form S-8 of Biogen, Inc. (the "Company") (together, the "Registration Statements"):

     File No. 333-81668, pertaining to the registration of 10,000,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), which was filed with the Securities and Exchange Commission and became effective on January 30, 2002;

     File No. 333-53598, pertaining to the registration of 3,300,000 shares of the Company's Common Stock, which was filed with the Securities and Exchange Commission and became effective on January 12, 2001;

     File No. 333-71647, pertaining to the registration of 634,300 shares of the Company's Common Stock, which was filed with the Securities and Exchange Commission and became effective on February 3, 1999;

     File No. 333-70701, pertaining to the registration of 2,000,000 shares of the Company's Common Stock, which was filed with the Securities and Exchange Commission and became effective on January 15, 1999;

     File No. 333-42887, pertaining to the registration of 200,000 shares of the Company's Common Stock, which was filed with the Securities and Exchange Commission and became effective on December 22, 1997;

     File No. 033-63013, pertaining to the registration of 29,769 shares of the Company's Common Stock, which was filed with the Securities and Exchange Commission and became effective on September 28, 1995;

     File No. 033-63015, pertaining to the registration of 2,000,000 shares of the Company's Common Stock, which was filed with the Securities and Exchange Commission and became effective on September 28, 1995;

     File No. 033-69174, pertaining to the registration of 2,000,000 shares of the Company's Common Stock, which was filed with the Securities and Exchange Commission and became effective on September 21, 1993; and

     File No. 033-37312, pertaining to the registration of 2,175,000 shares of the Company's Common Stock, which was filed with the Securities and Exchange Commission and became effective on October 17, 1990.

          On June 20, 2003, the Company, IDEC Pharmaceuticals Corporation ("IDEC") and Bridges Merger Corporation ("Merger Sub"), a wholly-owned subsidiary of IDEC, entered into an Agreement and Plan of Merger pursuant to which Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of IDEC (the "Merger"). The Merger became effective on November 12, 2003 as a result of the filing of Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts.

         As a result of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Biogen, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on November 13, 2003.

                                   Biogen, Inc.



                                   By:       /s/  Peter N. Kellogg
                                            -----------------------------------
                                   Name:    Peter N. Kellogg
                                   Title:   Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons, in the capacities indicated, as of November 13, 2003.

           Signature                                   Title
           ---------                                   -----

    /s/  James C. Mullen                   President and Director (Principal
------------------------------------       Executive Officer)
         James C. Mullen

    /s/  Peter N. Kellogg
-------------------------------------      Chief Financial Officer and Director
         Peter N. Kellogg                  (Principal Financial and
                                           Accounting Officer)





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